Exhibit 31.1

Certification of Principal Executive Officer

I, William C. Mills III, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Stereotaxis, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2014	/s/ William C. Mills III
William C. Mills III
Chief Executive Officer
Stereotaxis, Inc.
(Principal Executive Officer)